Exhibit g.2

SECOND AMENDMENT TO
AMENDED AND RESTATED CORPORATE CUSTODIAL AGREEMENT

American Fidelity Dual Strategy Fund, Inc., a Maryland corporation (“Principal”), and InvesTrust, N.A., a national association (“Custodian”), amend the Amended and Restated Corporate Custodial Agreement (the “Agreement”) dated as of the 1st day of November, 2005, as amended on April 27, 2006, as follows:

1.	Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A attached to this Second Amendment.

2.	Exhibit B to the Agreement is deleted in its entirety and replaced with Exhibit B attached to this Second Amendment.

3.
Effective as of May 1, 2010, this Second Amendment replaces in its entirety the Amendment to Amended and Restated Corporate Custodial Agreement dated April 27, 2006 between the Principal and the Custodian.

DATED April 12, 2012.

“PRINCIPAL” AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

By: /S/ David R. Carpenter
David R. Carpenter, President

“CUSTODIAN” INVESTRUST, N.A.

By: /S/ David Thompson
David Thompson, President

EXHIBIT “A”

Authorized Employees/Signatories

NAME	SIGNATURE
Robert Brearton
David R. Carpenter
Lucy Fritts
Mark Nance

EXHIBIT “B”

Authorized Advisors

Beck, Mack & Oliver LLC 360 Madison Ave. New York, New York 10017	Wedge Capital Management LLP 301 South College Street, Suite 2920 Charlotte, North Carolina 28202
The Renaissance Group LLC d/b/a Renaissance Investment Management 50 E. River Center Blvd. Suite 1200 Covington, Kentucky 41011	Quest Investment Management, Inc. One SW Columbia, Suite 1100 Portland, Oregon 97258

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